UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

Federal National Mortgage Association

(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW	20016
Washington, DC	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 202-752-7000

(Former Name or Former Address, if Changed Since Last Report):

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     On January 18, 2005, Fannie Mae (formally, the Federal National Mortgage Association) announced that its board of directors approved dividends on the company’s common stock and preferred stock. The announcement indicated that the board of directors decided to reduce the first quarter common stock dividend by 50 percent in order to increase in the company’s capital. The announcement, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference.

     On January 21, 2005, Fannie Mae issued its monthly financial summary release for the month of December 2004. The summary, a copy of which is furnished as Exhibit 99.2 to this report, is incorporated herein by reference.

     The information in this item, including the exhibits submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of Fannie Mae, except as shall be expressly set forth by specific reference in such document.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By:	/s/ David C. Hisey

David C. Hisey Senior Vice President, Financial Controls and Operations

Date:     January 24, 2005

EXHIBIT INDEX

     The following exhibits are submitted herewith:

Exhibit Number	Description of Exhibit

99.1	January 18, 2005 news release regarding common and preferred stock dividends.

99.2	Monthly summary release for December 2004 issued by Fannie Mae on January 21, 2005.